Exhibit 10.8

RoomStore, Inc EXECUTIVE INCENTIVE PLAN (FISCAL 2008-2009)

PLAN

CONSOLIDATED FYE 09’ EBITDA PLAN	80%	85%	90%	95%						greater than 11,200, 050
	6,400,000	6,800,000	7,200,00	7,600,000	8,000,036	8,800,040	9,600,043	10,400,047	11,200,050
Curtis Kimbrell	120,000	150,000	180,000	240,000	300,000	318,400	336,800	355,200	376,800	> 140% of plan. Bonuses increase proportonial to each $800,000 as the prior increments. Example: at $11,600,000 Brubaker would earn an additonal $3,000, and at $12,000,000 would earn total bonus of $106,000 or $6,000 greater than last bonus listed. Nunnally would earn $52,500 or $1500 more and $57,000 respectively
Ned Crosby	48,800	61,000	73,200	97,356	122,000	130,000	137,000	145,000	153,500
Lewis Brubaker	32,000	40,000	48,000	63,840	80,000	85,000	89,000	94,000	100,000
Todd Edwards	32,000	40,000	48,000	63,840	80,000	85,000	89,000	94,000	100,000
Brian Bertonneau	32,000	40,000	48,000	63,840	80,000	85,000	89,000	94,000	100,000
John Hamilton	32,000	40,000	48,000	63,840	80,000	85,000	89,000	94,000	100,000
Kevin Whitehouse	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000
Sandy Nunnally	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000
Scott Harris	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000
Jeremy Satterfield	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000
Mike Smith	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000
Robert Kimbrell	16,800	21,000	25,200	33,516	43,000	45,000	48,000	51,000	54,000

EBITDA PLAN is the bottom line GAAP less approved exclusions if any. Bonus amounts are prorata.

0809BUDGET/NONSTORE/EXEINCPLAN